Exhibit 99.1

Company Contact:	Investor Relations:
Kelly J. Gill	Charles Lynch
Chief Executive Officer	Westwicke Partners
(615) 771-7575	(443) 213-0504

ADVOCAT ANNOUNCES RESULTS OF ANNUAL SHAREHOLDERS’ MEETING

BRENTWOOD, TN - (June 11, 2012) - Advocat Inc. (NASDAQ: AVCA) today announced the results of its annual shareholders meeting held June 7, 2012 at the corporate offices.

At the annual meeting, the Company’s shareholders voted to elect Kelly J. Gill and Richard M. Brame as members of the Board of Directors for terms expiring at the Company’s 2015 annual shareholders meeting. Mr. Gill has been Advocat’s President and Chief Executive Officer since November 2011 and has been a member of the Board of Directors since November 2011. Mr. Brame has been a member of the Company’s Board of Directors since 2002. Shareholders also voted to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Kelly Gill stated, “We are happy to see strong shareholder support for our existing Directors, which indicates an affirmation of Advocat’s leadership and continuing execution of our strategic operating plans.”

About Advocat Inc.

Advocat provides long term care services to patients in 47 skilled nursing centers containing 5,445 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Advocat’s web site: www.advocat-inc.com.

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